Exhibit 10.1

Execution Version

WAIVER AND CONSENT, JOINDER AND FIRST AMENDMENT TO
CREDIT AGREEMENT

This WAIVER AND CONSENT, JOINDER, AND First Amendment to CREDIT Agreement (the “First Amendment”) is made as of this 7th day of April, 2026, by and among Janel Group LLC, a New York limited liability company (“Janel”), each of the other Subsidiaries of Holdings listed on the signature pages hereto as Borrowers (together with Janel, each an “Existing Borrower” and collectively, “Existing Borrowers”), JANEL LIFE SCIENCES LLC, a Nevada limited liability company (“New Borrower” and together with Existing Borrowers, each a “Borrower” and collectively, “Borrowers”), JANEL CORPORATION, a Nevada corporation (“Holdings”), the Persons listed on the signature pages hereto as Guarantors, the Lenders party to the Credit Agreement (as hereinafter defined) and SANTANDER BANK, N.A., a national banking association, as administrative agent (in such capacity, “Administrative Agent”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Janel, Existing Borrowers, the Persons from time to time party thereto as Guarantors (together with Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders from time to time party thereto, and Administrative Agent entered into that certain Credit Agreement, dated as of December 29, 2025 (together with any further modifications, amendments, and restatements thereof, the “Credit Agreement”);

WHEREAS, New Borrower intends acquire the monoclonal anti-bodies business line of BioPorto Diagnostics A/S (the “BioPorto Acquisition”), including the assets related thereto (the “BioPorto Assets”), some or all of which BioPorto Assets are located in the Kingdom of Denmark, pursuant to that certain Business Transfer Agreement, dated on or about April 7, 2026, by and among BioPorto Diagnostics A/S, BioPorto A/S, Holdings, and New Borrower (the “BioPorto Business Transfer Agreement”);

WHEREAS, the BioPorto Acquisition fails to meet all of the conditions of a Permitted Acquisition as set forth in the definition thereof;

WHEREAS, Section 6.12 of the Credit Agreement requires the BioPorto Assets be subject to a perfected Lien in favor of Administrative Agent to secure the Secured Obligations;

WHEREAS, the Loan Parties have requested that Agent (i) consent to the BioPorto Acquisition as a Permitted Acquisition and waive certain conditions of the definition of Permitted Acquisition solely with respect to the BioPorto Acquisition, (ii) waive the obligations under Section 6.12 of the Credit Agreement requiring a perfected Lien on the BioPorto Assets, so long as such BioPorto Assets are located in the Kingdom of Denmark, and (iii) otherwise modify and amend certain terms and conditions of the Credit Agreement; and

WHEREAS, Administrative Agent and Lenders have agreed to so consent, waive, and modify and amend certain terms and conditions of the Credit Agreement, all as provided for herein.

NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:

1.
Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.
Amendments to Credit Agreement and Security Agreement.

a.
Section 1.1 of the Credit Agreement (Definitions) is hereby amended as follows:

i.
The definition of “Acquisition Loan Borrowing” is hereby restated in its entirety as follows:

““Acquisition Loan Borrowing” means a Borrowing consisting of Acquisition Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, having the same Interest Period, and provided that Acquisition Loan Borrowings consisting of SOFR Loans which are based on Daily Simple SOFR, shall only be permitted during the Acquisition Loan Draw Period.”

ii.
Clause (a)(iii) of the definition of “Applicable Margin” is hereby amended by deleing the words “SOFR Revolving Borrowings” and replacing it with “SOFR Borrowings”.

iii.
The definition of “Committed Loan Notice” is hereby restated in its entirety as follows:

“Committed Loan Notice” means a notice of a Borrowing (other than a Swingline Borrower), a conversion of Loans from one Type to the other, or a continuation of SOFR Loans based on Term SOFR pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit C-1.

iv.
The definition of “Daily Simple SOFR” is hereby restated in its entirety as follows:

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) Government Securities Business Days prior to (i) if such SOFR Rate Day is a Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Government Securities Business Day, the Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR.”

v.
The following new definition of “Hedge Bank” is hereby inserted in the correct alphabetical order:

““Hedge Bank” means, with respect to any counterparty to a Swap Agreement, Administrative Agent, a Lender, or any Affiliate of any of the foregoing, in each case, at the time the applicable Swap Agreement is entered into, irrespective of whether such Person ceases to be Administrative Agent, a Lender, or any Affiliate of any of the foregoing after entering into such Swap Agreement.”

vi.
The definition of “Interest Period” is hereby restated in its entirety as follows:

““Interest Period” means, (i) as to Term SOFR, with respect to any applicable Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.8(d) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, and (ii) as to Daily Simple SOFR, with respect to any applicable Loan or Borrowing, one day.”

vii.
The definition of “Permitted Acquisition” is hereby amended by restating the first sentence thereof in its entirety as follows:

““Permitted Acquisition” means any Acquisition, which shall be funded with the proceeds of an Acquisition Loan or cash (or a combination of both; provided that such cash shall not be direct proceeds of a Revolving Loan), if, at the time of and immediately after giving effect thereto,”

viii.
The definition of “Secured Swap Agreement Obligations” is hereby restated in its entirety as follows:

““Secured Swap Agreement Obligations” means all obligations of Loan Parties under each Swap Agreement to which any Loan Party or its Subsidiary is a party and that is with a counterparty that is a Hedge Bank; provided that Secured Swap Agreement Obligations shall not include, with respect to any Guarantor, Excluded CEA Swap Obligations of such Guarantor.

ix.
The definition of “SOFR Loan” is hereby restated in its entirety as follows:

““SOFR Loan” means a Loan that bears interest at a rate based on either (i) Term SOFR, or (ii) Daily Simple SOFR, in each case, in accordance with the provisions of this Credit Agreement. For avoidance of doubt, Borrowers may only elect Daily Simple SOFR for (i) Revolving Loans, and (ii) Acquisitions Loans requested during the Acquisition Loan Draw Period.”

x.
The definition of “Swingline Sublimit” is hereby restated in its entirety as follows:

““Swingline Sublimit” means $10,000,000. The Swingline Sublimit is a sublimit of the Revolving Commitments.”

xi.
The definition of “Type” is hereby restated in its entirety as follows:

““Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (i) Term SOFR, (ii) Daily Simple SOFR, or (iii) the Base Rate.”

b.
Section 2.2(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such paragraph:

“For avoidance of doubt, any reference in this Credit Agreement to “continuation” of SOFR Loans, shall mean and refer only to SOFR Loans based on Term SOFR.”

c.
Section 3.1(a) of the Credit Agreement (Interest Rate Generally) is hereby restated in its entirety as follows:

“(a)
Interest Rates Generally. All BR Loans (other than Swingline Loans, which shall bear interest in accordance with the second following sentence) shall bear interest at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin. All SOFR Loans (i) based on Term SOFR shall bear interest at a rate per annum equal to Term SOFR for the Interest Period in effect for such Loans plus the Applicable Margin, and (ii) based on Daily Simple SOFR shall bear interest at a rate per annum equal to Daily Simple SOFR in effect for such Loans plus the Applicable Margin. Each Swingline Loan shall bear interest at a rate per annum equal to Base Rate as in effect from time to time plus the Applicable Margin.”

d.
Section 3.1(e) of the Credit Agreement (Term SOFR Conforming Changes) is hereby restated in its entirety as follows:

“(e)
Term SOFR/ Daily Simple SOFR Conforming Changes. In connection with the use or administration of Term SOFR and/or Daily Simple SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document. Administrative Agent will promptly notify Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR and/or Daily Simple SOFR.”

e.
Section 6.16 of the Credit Agreement (Interest Rate Swap Agreements) is hereby restated in its entirety as follows:

“Section 6.16
Interest Rate Swap Agreements. No later than sixty (60) days following the Closing Date, with respect to the Term Loan and the Mortgage Loan, Borrower Representative shall, and other Loan Parties may, enter into, and at all times thereafter maintain, one or more interest rate Swap Agreements with respect to each of (i) the Term Loan, and (ii) the Mortgage Loan, and having an initial term of not less than five (5) years with respect to a notional amount equal to not less than 50% of an amount equal to the Outstanding Amount of each of the (i) the Term Loan, and (ii) the Mortgage Loan, and in all other respects reasonably satisfactory to Administrative Agent. Contemporaneously with the Acquisition Loan Amortization Date, Borrower Representative shall, and other Loan Parties may, enter into, and at all times thereafter maintain, one or more interest rate Swap Agreements with respect to the Acquisition Loan, and having an initial term of not less than three (3) years with respect to a notional amount equal to not less than 50% of an amount equal to the Outstanding Amount of the Acquisition Loan, and in all other respects reasonably satisfactory to Administrative Agent.”

f.
All capitalized instances of the term “Obligations” shall hereby be replaced with the defined term “Secured Obligations”, including, without limitation, in Sections 2.12, 3.2(d), 8.1(s), 8.4 and 9.14(e).

g.
Certain Schedules to the Credit Agreement are hereby amended and restated by the respective Schedule attached hereto as Exhibit A.

h.
Schedule 3.4 to the Security Agreement is hereby amended and restated by the Schedule 3.4 attached hereto as Exhibit B.

3.
Consent to BioPorto Acquisition and Waiver of Certain Terms in Respect Thereof. By entering into this First Amendment, including, without limitation, in reliance of the representations set forth herein, Administrative Agent and Lenders hereby:

a.
Consent. Consent to the BioPorto Acquisition (the “Consent”) so long as such BioPorto Acquisition is consummated subject to and in accordance with terms and conditions set forth in the BioPorto Business Transfer Agreement delivered to Administrative Agent pursuant to Section 7 hereof.

b.
Permitted Acquisition Designation. Notwithstanding that the BioPorto Acquisition fails to satisfy one or more of the conditions of the definition of “Permitted Acquisition” (such unmet conditions, the “Unsatisfied PA Conditions”), Administrative Agent and Lenders hereby agree, on a one-time basis, that the BioPorto Acquisition shall be deemed to be a Permitted Acquisition and hereby waive the Unsatisfied PA Conditions (collectively, the “Acquisition Waiver”).

c.
BioPorto Assets Located in the Kingdom of Denmark. Waive, on a one-time basis, the requirement set forth in Section 6.12 of the Credit Agreement that the BioPorto Assets be subject to a perfected Lien in favor of Administrative Agent to secure the Secured Obligations (the “Denmark Waiver” and together with the Acquisition Waiver, collectively, the “Waivers”) but only so long as such BioPorto Assets are located in the Kingdom of Denmark.

d.
One Time Consent and Waiver. The foregoing Consent and Waivers are one-time consent and waivers and relate solely to the BioPorto Acquisition and shall not be deemed to constitute an agreement by Administrative Agent or any Lender to consent to or waive any other provision of the Credit Agreement (i) in the future, or (ii) which do not relate to the BioPorto Acquisition.

As a result of the BioPorto Acquisition, the Loan Parties acknowledge and agree that, as of the date hereof and for the 12-month period following the date hereof, the remaining available amount under clause (c) of the definition of “Permitted Acquisition” for additional Permitted Acquisitions is $0.

4.
Project H Acquisition. Reference is made to that certain Membership Interest Purchase Agreement to be entered into by and among, other Persons, New Borrower, as “Buyer” and an entity separately disclosed to the Administrative Agent and the Lenders (the “Project H Target”) (the “MIPA”), pursuant to which, among other things, New Borrower shall purchase all of the membership interests of the Project H Target subject to, and in accordance with the terms and conditions of the MIPA (the “Project H Acquisition”). It was the intention of the Loan Parties that the completion of the Project H Acquisition occur prior to the completion of the BioPorto Acquisition, such that as a result thereof, the Project H Acquisition would constitute a Permitted Acquisition. The Loan Parties have represented to the Administrative Agent and Lenders that the Project H Acquisition shall occur after the completion of the BioPorto Acquisition, and as a result thereof, the Project H Acquisition would no longer constitute a Permitted Acquisition because of the violation of clause (c) in the definition of Permitted Acquisition. Notwithstanding the foregoing, the Administrative Agent and the Lenders confirm that the Project H Acquisition, if completed in accordance with the terms of the MIPA and the other provisions of the definition of Permitted Acquisition, shall constitute a Permitted Acquisition.

5.
Joinder and Assumption of Obligations. New Borrower hereby acknowledges it has received and reviewed a copy of the Credit Agreement and each of the other Loan Documents and joins the Credit Agreement and the other Loan Documents as a Borrower pursuant to and in accordance with the fully-executed Subsidiary Joinder Agreement attached hereto as Exhibit C and specifically incorporated herein by reference.

6.
Additional Covenants. In addition to the covenants set forth in Article 6 of the Credit Agreement, each of the Loan Parties covenants and agrees with the Credit Parties that:

a.
Within ninety (90) following the date hereof, or such greater period as the Administrative Agent may agree to in writing, all BioPorto Assets located outside of the United States shall be relocated to the United States, it being understood by the Loan Parties that failure to so relocate such BioPorto Assets within the allotted time period shall constitute and Event of Default; and

b.
The Loan Parties will promptly, after the relocation of such BioPorto Assets described in clause (a) above, take such action or actions to create and perfect Liens on such BioPorto Assets to secure the Secured Obligations as Administrative Agent shall reasonably request (including the execution and delivery of any collateral document necessary or appropriate to create and perfect Liens with respect to any Loan Party’s owned or leased real property or any Collateral Access Agreement or similar document).

c.
Within thirty (30) days following the date hereof, or such later date as Administrative Agent shall agree to in its sole discretion, Loan Parties shall deliver to Administrative Agent insurance materials as set forth in Section 6.10 of the Credit Agreement with respect to New Borrower, including, without limitation, insurance certificates evidencing property insurance, liability insurance, and related lender’s loss payable, additional insured, and notice of cancellation endorsements, which materials shall be in form and substance satisfactory to Administrative Agent.

d.
Within five (5) Business Days following the date hereof, Loan Parties deliver to the Administrative Agent an opinion of Nevada counsel with respect to Nevada corporate matters with respect to the Nevada Loan Parties organized under the laws of the State of Nevada.

7.
Ratification of Loan Documents/Waiver. Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Each Loan Party hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Secured Obligations, as amended hereby, are and continue to be secured by the Collateral. Each Loan Party acknowledges and agrees that such Loan Party does not have any offsets, defenses, or counterclaims against Administrative Agent or any Lender arising out of the Credit Agreement or the other Loan Documents, and to the extent that any such offsets, defenses, or counterclaims arising out of the Credit Agreement or the other Loan Documents may exist, such Loan Party hereby WAIVES and RELEASES Administrative Agent and each Lender therefrom.

8.
Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of Administrative Agent:

a.
this First Amendment shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance satisfactory to Administrative Agent;

b.
Administrative Agent shall have received a duly executed copy of that certain Subordination Agreement, dated as of the date hereof, by and among Administrative Agent and BioPorto Diagnostics A/S;

c.
Administrative Agent shall have received all materials required by Section 6.12(a) of the Credit Agreement with respect to New Borrower, in form and substance satisfactory to Administrative Agent, including, without limitation:

i.
a Perfection Certificate, duly execute by New Borrower;

ii.
a duly executed Closing Certificate of the President or Vice President and the Secretary of New Borrower, substantially in the form of Exhibit F to the Credit Agreement, and otherwise in form and substance satisfactory to Administrative Agent, together with all attachments thereto including certified charter documents, good standing certificates, operating agreement, and resolutions of the members and/or manager of New Borrower authorizing the transactions contemplated by this First Amendment;

iii.
a legal opinion as would have been required had New Borrower been a Borrower on the Closing Date; and

iv.
updated schedules to the Credit Agreement and the Security Agreement, solely to the extent that the information on such schedules has become inaccurate or incomplete since the Closing Dante, including, without limitation, an updated Schedule 3.4 to the Security Agreement showing the additional Pledged Collateral in respect of New Borrower and any of its direct or indirect Subsidiaries as required by Section 3.4(d)(iii) of the Security Agreement;

d.
Administrative Agent shall have received true, correct, and complete copies of the BioPorto Acquisition Agreement, and all other documents, instruments, certificates, and/or agreements executed in connection therewith;

e.
the BioPorto Acquisition shall occur contemporaneously with the execution and delivery of this First Amendment; and

f.
Borrowers shall have paid to Administrative Agent all other fees and expenses then due and owing pursuant to the Credit Agreement and this First Amendment.

9.
Miscellaneous.

a.
This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

b.
The provisions of Section 10.9 (Governing Law; Jurisdiction; Consent to Service of Process) and 10.10 (Waiver of Jury Trial) are specifically incorporated herein by reference.

c.
This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

e.
Borrowers shall pay on demand all costs and expenses of Administrative Agent, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this First Amendment.

f.
Each Loan Party warrants and represents that such Person has consulted with independent legal counsel of such Person’s selection in connection with this First Amendment and is not relying on any representations or warranties of Administrative Agent or its counsel in entering into this First Amendment.

[remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SECURED PARTIES:

SANTANDER BANK, N.A. as Administrative Agent, L/C Issuer, Swingline Lender and a Lender

By:
Name:
Its:

 [Signature Page to First Amendment to Credit Agreement]

FIRST MERCHANTS BANK, as a Lender

By:
Name:
Its:

[Signature Page to First Amendment to Credit Agreement]

BORROWERS:

JANEL GROUP LLC, a New York limited liability company
EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, a Texas limited liability company EXPEDITED LOGISTICS AND FREIGHT SERVICES LLC, an Oklahoma limited liability company
ELFS BROKERAGE LLC, a Texas limited liability AIRSCHOTT, INC., a Virginia corporation INTERLOG USA, INC., a Minnesota corporation COMMERCE EXPRESS, INC., a Minnesota corporation
RUBICON TECHNOLOGY, INC., a Delaware corporation
RUBICON WORLDWIDE LLC, an Illinois limited liability company
AVES LABS, INC., an Oregon corporation PHOSPHOSOLUTIONS, LLC, a Nevada limited liability company
IMMUNOCHEMISTRY TECHNOLOGIES LLC, a Minnesota limited liability company IMMUNOBIOSCIENCE CORP., a Washington corporation

By:
Name:	Nathan Shandy
Title:	Vice President

INDCO, INC., a Tennessee corporation

By:
Name:	Kristina B. Wilberding
Title	Chief Financial Officer

ANTIBODIES INC., a California corporation

By:
Name:	Nathan Shandy
Title	Secretary

[Signature Page to First Amendment to Credit Agreement]

BIOSENSIS, LLC, a California limited liability company

By:
Name:	Nathan Shandy
Title	Agent

JANEL LIFE SCIENCES LLC, a Nevada limited liability company

By:
Name:	Nathan Shandy
Title	Agent

GUARANTOR:

JANEL CORPORATION, a Nevada corporation

By:
Name:	Nathan Shandy
Title	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]